UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On April 17, 2020, Agilent Technologies, Inc. (the “Company”) entered into Amendment No. 3 to Credit Agreement among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent (the “Amendment”), which amends that certain Credit Agreement dated as of March 13, 2019, among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent, as amended by Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement, dated as of August 7, 2019 and Amendment No. 2 to Credit Agreement, dated as of October 21, 2019 (as amended, the “Credit Agreement”).

The Amendment provides the Company with the option to request the consent of the applicable class of lenders to extend the maturity date (x) in respect of revolving borrowings and swingline loans for an additional period of one year and (y) in respect of the 2019 incremental term loans for an additional period of up to 364 days.  The effectiveness of the Company’s request to extend the maturity date of the revolving borrowings and swingline loans is subject to the consent of lenders holding more than 50% of the aggregate revolving credit exposures and unused revolving commitments (and in the case of swingline loans, the swingline lender), and is binding only on those consenting lenders.  The effectiveness of the Company’s request to extend the maturity date of the 2019 incremental term loans is subject to the consent of lenders holding more than 50% of the aggregate unpaid principal amount of 2019 incremental term loans, and is binding only on those consenting lenders.

The Amendment contains customary representations and warranties as well as customary covenants.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders under the Credit Agreement and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on April 17, 2020 (the “Annual Meeting”). A total of 271,116,086 shares of Common Stock, representing approximately 87% of the shares outstanding, were represented at the Annual Meeting. The voting results for each item of business properly presented at the Annual Meeting, as certified by the Company’s independent inspector of elections, are set forth below:

Proposal No. 1

The election of four (4) directors for a term of three years. The individuals listed below received the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and were each elected to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Heidi Kunz	239,797,517	8,272,293	243,097	22,803,178
Sue H. Rataj	244,372,155	3,705,159	235,593	22,803,178
George A. Scangos, Ph.D.	237,449,315	10,610,032	253,561	22,803,178
Dow R. Wilson	235,561,914	12,484,900	266,094	22,803,178

Directors Koh Boon Hwee, Mala Anand, Hans E. Bishop, Paul N. Clark, Michael R. McMullen, Daniel K. Podolsky, M.D. and Tadataka Yamada, M.D. continued in office following the Annual Meeting.

Proposal No. 2	The proposal to approve the Agilent Technologies, Inc. 2020 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Vote
245,716,548	2,381,835	214,524	22,803,178

Proposal No. 3	The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
235,790,213	12,096,443	426,252	22,803,178

Proposal No. 4

The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year was approved as set forth below.

For	Against	Abstain	Broker Non-Vote(1)
258,256,437	12,493,272	366,376	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Credit Agreement dated as of April 17, 2020, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: April 20, 2020